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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):

AUGUST 29, 1996
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STRUTHERS INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)


DELAWARE                               0-2707                     73-0746455
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
  of incorporation)                                         Identification No.)



601 ONEOK PLAZA, 100 WEST FIFTH STREET, TULSA, OKLAHOMA  74103
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(Address of principal executive offices)

Registrant's telephone number, including area code (918) 582-1788
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                           STRUTHERS INDUSTRIES, INC.


ITEM 2.  Acquisition and Disposition of Assets

         On August 29, 1996, M & M Group, a Nevada corporation ("M & M"), acquired from Struthers Industries, Inc. ("Struthers"), a total of Five Million Two Hundred Fifty Thousand (5,250,000) shares of common stock of Rose International Ltd., a Delaware corporation ("Rose"), representing all shares of Rose common stock owned by Struthers. M & M purchased these shares pursuant to that certain Stock Purchase Agreement between M & M and Struthers Industries, Inc. dated August 29, 1996, a copy of which is attached hereto as Exhibit 2. In exchange therefor, M & M delivered a promissory note to Struthers in the amount of $4 million which is secured by the 5,250,000 shares of Rose common stock. Required pro forma financial information relating to the transaction is attached hereto as Exhibits (b)(1), (b)(2) and (b)(3).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       STRUTHERS INDUSTRIES  INC.



                                       By: /s/ Sean P. O'Keefe
                                           -------------------------------
                                           Sean P. O'Keefe, President





Date:  September 12, 1996
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                                EXHIBIT INDEX
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EXHIBIT NO.                           DESCRIPTION
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EX-99.B1    Pro Forma Consolidated Balance Sheet

EX-99.B2    Pro Forma Statement of Operations -- Six Months Ended June 30, 1996

EX-99.B3    Pro Forma Statement of Operations -- Year Ended December 31, 1995

Ex-99.2     Stock Purchase Agreement